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                                   Exhibit 3.2

                   CERTIFICATE OF LIMITED PARTNERSHIP INTEREST
                         REDWOOD MORTGAGE INVESTORS VIII


     The undersigned General Partner of REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the Partnership), hereby certifies that


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     is the owner of  _______Units  of the  Partnership,  which has been  formed pursuant to the California Revised Limited Partnership Act.

Income with respect to these Units shall be (check one):

                   compounded
                                               ------------------------

                   distributed monthly
                                               ------------------------

                   distributed quarterely
                                               ------------------------

                   distributed annually
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     The Units  represented by this  Certificate  are  transferable  only on the books of the Partnership by the registered owner hereof in person or by his attorney, upon surrender of this Certificate properly endorsed after compliance with all conditions to such sale or transfer. Reference is made to the Limited Partnership Agreement of the Partnership for a statement of the rights, preferences and privileges of the Limited Partners, including restrictions on the transferability of Units.

     TO CERTIFY WHICH, the undersigned General Partner of the Partnership has executed this Certificate on ________________.


GENERAL PARTNER:
                                  -------------------------------------------
                                  D. Russell Burwell



     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISIONERS RULES.
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                          Back page of Exhibit 3.2
                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

                          COMMISSIONERS RULE 260.141.11

                       260.141.11 Restriction on Transfer

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

       (1)  to the issuer;

       (2)  pursuant to the order or process of any court;

       (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

       (4) to the transferors ancestors, descendants or spouse or anycustodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

       (5)  to the holders of securities of the same class of the same issuer;

       (6)  by way of gift or donation inter vivos or on death;

       (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

       (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

       (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioners written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii)  delivers  to each purchaser a copy of this rule,  and (iii)  advises  the Commissioner of the name of each purchaser;
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      (16)  by a trustee to a successor  trustee  when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer,whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

       IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR,WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.